UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 6, 2006

Oil-Dri Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	0-8675	36-2048898

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

          Stock Option Awards to Non-Management Directors.  By unanimous written consent on June 6, 2006, the Compensation Committee of the Registrant’s Board of Directors (the “Board”) awarded grants to two members of the Board, Paul E. Suckow and Michael A. Nemeroff, of options to purchase 10,000 shares each of the Registrant’s Common Stock under the terms of the Oil-Dri Corporation of America 2006 Long-Term Incentive Plan, subject to approval of that plan by the Registrant’s stockholders.  Both grants are effective June 9, 2006.  These options will be 100% exercisable on the first anniversary of the effective date of the grant, provided the grantee is serving as a director of the Registrant on that date.  A copy of the Director’s Stock Option Agreements entered into between Messrs. Suckow and Nemeroff and the Registrant are attached as Exhibits 10.1 and 10.2, respectively, and the information contained therein is incorporated herein by reference.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Appointment of New Director.  At its regular meeting on June 6, 2006, the Board increased the number of directors from eight to nine and appointed Michael A. Nemeroff as a member of the Board.  Mr. Nemeroff was not named to any committee of the Board.  Mr. Nemeroff is a shareholder and President of the law firm of Vedder, Price, Kaufman & Kammholz, P.C. (“Vedder Price”), and is a member of the Executive Committee of the firm’s Board of Directors.  Vedder Price regularly provides legal services  to the Registrant.  For the 10 months ended May 31, 2006 of the Registrant’s current fiscal year, Vedder Price billed the Registrant $114,877.59 for legal services.  A copy of the Registrant’s press release announcing Mr. Nemeroff’s appointment is attached as Exhibit 99.1 and the information contained therein is incorporated herein by reference.

Item 8.01  Other Events.

          Also on June 6, 2006, the Board announced a five-for-four stock split, to be effected by a stock dividend of one-quarter share for each outstanding share of the Registrant’s Common Stock and Class B Stock.  The Board also declared quarterly cash dividends of $0.12 per share of outstanding Common Stock and $0.09 per share of outstanding Class B Stock, to be paid on the increased number of outstanding shares after the five-for-four stock split.  The stock and cash dividends will be payable on September 8, 2006 to stockholders of record at the close of business on August 4, 2006.  The stock dividend will be paid only in whole shares; any fractional shares resulting from the stock dividend will be accumulated by the Registrant’s transfer agent, sold and then distributed in the form of cash on a pro rata basis to any stockholders who would have received fractional shares.  A copy of the Registrant’s press release announcing these dividends is attached as Exhibit 99.2 and the information contained therein is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.     The following exhibits are being provided as part of this Current Report on Form 8-K:

Exhibit Number	Description of Exhibits

10.1 *	Director Stock Option Agreement, dated as of June 9, 2006, between Oil-Dri Corporation of America and Paul E. Suckow

10.2 *	Director Stock Option Agreement, dated as of June 9, 2006, between Oil-Dri Corporation of America and Michael A. Nemeroff

99.1	Press Release of the Registrant, dated June 6, 2006 (announcing new director)

99.2	Press Release of the Registrant, dated June 6, 2006 (announcing stock and cash dividends)

* Indicates management contract or compensatory plan or arrangement.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

	By:	/s/ Charles P. Brissman

Charles P. Brissman Vice President and General Counsel

Date: June 12, 2006

Exhibit Index

Exhibit Number	Description of Exhibits

10.1 *	Director Stock Option Agreement, dated as of June 9, 2006, between Oil-Dri Corporation of America and Paul E. Suckow

10.2 *	Director Stock Option Agreement, dated as of June 9, 2006, between Oil-Dri Corporation of America and Michael A. Nemeroff

99.1	Press Release of the Registrant, dated June 6, 2006 (announcing new director)

99.2	Press Release of the Registrant, dated June 6, 2006 (announcing stock and cash dividends)

* Indicates management contract or compensatory plan or arrangement.